POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that I, Gregory
Anthony Silvestri, constitute and appoint James S. Porter,
Patricia A. Beithon, Sandra J. Parker and Judith A.
Stone of Apogee Enterprises, Inc., and each of
them, my true and lawful attorneys-in-fact and
agents, each acting alone, with full powers of
substitution and re-substitution for me and in my
name, place and stead, to sign any reports on Form 3
(Initial Statement of Beneficial Ownership of
Securities), Form 4 (Statement of Changes in
Beneficial Ownership of Securities) and Form 5 (Annual
Statement of Changes in Beneficial Ownership) relating
to transactions by me in Common Stock or other
securities of Apogee Enterprises, Inc., and all
amendments thereto, and to file the same, with the
Securities and Exchange Commission and the
appropriate securities exchange, granting unto
said attorneys-in-fact and agents, and each of them,
or their substitutes, full power and authority to do
and perform each and every act and thing requisite or
necessary to be done in and about the premises,
as fully to all intents and purposes as I might
or could do in person, hereby ratifying and
confirming all that said attorneys-in-fact
and agents, and each of them, or their substitutes,
may lawfully do or cause to be done by virtue
hereof.  This Power of Attorney shall be effective
until such time as I deliver a written revocation
thereof to the above-named attorneys-in-fact
and agents.

Dated: February 28, 2008  /s/Gregory Anthony Silvestri
         Gregory Anthony Silvestri
          Printed Name